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                                                                      Exhibit 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N1-A, of the Janus Smart Portfolios (Janus Smart Portfolio - Growth, Janus Smart Portfolio - Moderate and Janus Smart Portfolio - Conservative), to us under the heading "Independent Registered Public Accounting Firm".

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Denver, Colorado
December 29, 2005